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                                                                     EXHIBIT 5.1

                           OPINION OF LATHAM & WATKINS

                        [LETTERHEAD OF LATHAM & WATKINS]


                                 July 20, 2001

Ocular Sciences, Inc.
1855 Gateway Boulevard, Suite 700
Concord, California  94520

     Re:          Registration Statement on Form S-8

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,400,000 shares (the "Shares") of common stock, par value $0.001 per share, of Ocular Sciences, Inc. (the "Company") that may become issuable under the Company's 1997 Equity Incentive Plan, as amended July 14, 1997 and as further amended March 25, 1999 and May 24, 2001 (the "Plan"), by the Company on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission, you have requested our opinion with respect to the matters set forth below.

         In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or in the case of Delaware, any other laws, or as to matters of municipal law or the laws of any local agencies within any state.

         Subject to the foregoing, it is our opinion that the Shares to be issued under the Plan have been duly authorized, and, upon the issuance and delivery of the Shares in the manner contemplated by the Plan, and assuming the Company completes all actions and proceedings required on its part to be taken prior to the issuance and delivery of the Shares pursuant to the terms of the Plan, including, without limitation, collection of required payment for the Shares, the Shares will be validly issued, fully paid and nonassessable.

         This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. We consent to your filing this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Latham & Watkins
                                        ----------------------
                                            Latham & Watkins